Exhibit 99.2

February 12, 2013

Anhui Taiyang Poultry Co., Inc.
No 88 Eastern Outer Ring Road
Ningguo City, Anhui Province 242300
People’s Republic of China

ATTENTION: Mr. WU QI YOU, Chief Executive Officer

Dear Mr. Wu:

Effective immediately (February 12, 2013), I hereby resign from the Board of Directors of Anhui Taiyang Poultry Co.

Regards,

/s/ JAMES J. KEIL
James J. Keil